Exhibit 99.1

May 5, 2025	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Announces First Quarter 2025 Financial Results;
Expects to Achieve the Upper Half of 2025 Financial Guidance;
Declares Second Quarter Dividend

Analyst call and webcast scheduled tomorrow, May 6 at 11 a.m. EST

TULSA, Okla. - May 5, 2025 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter financial results, said that it expects to achieve the upper half of its previously announced 2025 financial guidance and declared its quarterly dividend.

“We achieved strong financial results in the first quarter due to our effective regulatory strategy and a disciplined approach to managing expenses,” said Robert S. McAnnally, president and chief executive officer. “Safety remains our top priority as we serve our customers and meet the growing demand for natural gas across our service territory.”

FIRST QUARTER 2025 FINANCIAL RESULTS & HIGHLIGHTS

•First quarter 2025 net income was $119.4 million, or $1.98 per diluted share, compared with $99.3 million, or $1.75 per diluted share, in the first quarter 2024;
•While weather across the Company's service areas was 5 percent colder than normal and 16 percent colder than the first quarter last year, the impact on operating income was largely tempered by regulatory weather normalization mechanisms; and
•The board of directors declared a quarterly dividend of $0.67 per share ($2.68 annualized), payable on June 3, 2025, to shareholders of record at the close of business on May 19, 2025.

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

FIRST QUARTER 2025 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $180.5 million in the first quarter, compared with $145.9 million in the first quarter 2024, which primarily reflects:

•an increase of $51.9 million from new rates; and
•an increase of $2.3 million in residential sales due primarily to net customer growth in Oklahoma and Texas.

The increase was partially offset by:

•an increase of $5.1 million in depreciation and amortization expense from additional capital investment;
•an increase of $4.7 million in ad valorem taxes, primarily due to regulatory outcomes which took effect during the quarter;
•an increase of $3.2 million in employee-related costs, due primarily to strategic investments in the Company’s workforce and ongoing in-sourcing efforts, which have strengthened operational oversight and improved overall expense management; and
•a net decrease of $6.5 million due to the impact of weather normalization mechanisms, largely offset by higher sales volumes.

Excluding interest related to KGSS-I securitized bonds, net interest expense increased $4.7 million for the three months ending March 31, 2025. The increase in interest expense is due primarily to the reopening of the outstanding 5.10 percent senior notes in August 2024 to issue an additional $250 million and higher average commercial paper balances.

Income tax expense reflects credits for amortization of the regulatory liability associated with excess deferred income taxes (EDIT) of $8.1 million and $10.1 million for the three months ended March 31, 2025, and 2024, respectively.

Capital expenditures and asset removal costs were $177.7 million for the first quarter 2025 compared with $179.4 million in the same period last year, primarily representing expenditures for system integrity and extension of service to new areas.

REGULATORY ACTIVITIES UPDATE

In April 2025, Kansas Gas Service submitted an application to the Kansas Corporation Commission (KCC) requesting an increase of approximately $7.2 million related to its Gas System Reliability Surcharge. The KCC has until August 2025 to issue an order.

In April 2025, Texas Gas Service made Gas Reliability Infrastructure Program filings for all customers in the Rio Grande Valley service area, requesting a $3.2 million increase to be effective in September 2025.

In February 2025, Oklahoma Natural Gas filed its annual Performance-Based Rate Change application for the test year ended December 2024. The filing includes a requested $41.5 million
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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

base rate revenue increase, $2.4 million energy efficiency incentive and $13.2 million of EDIT to be credited to customers in 2026. A hearing is scheduled for June 12, 2025.

In February 2025, Texas Gas Service made Gas Reliability Infrastructure Program filings for customers in each of the Central-Gulf and West-North service areas, requesting increases of $15.4 million and $8.2 million, respectively, to be effective in June 2025.

2025 FINANCIAL GUIDANCE

The company expects to achieve the upper half of the 2025 financial guidance shared on Dec. 5, 2024, which provided for net income in the range of $254 million to $261 million and earnings per diluted share of $4.20 to $4.32.

Capital investments, including asset removal costs, are expected to be approximately $750 million in 2025, primarily targeted for system integrity and replacement projects. Capital investments for extensions to new customers are expected to be approximately $180 million.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will host a conference call on Tuesday, May 6, 2025, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 833-470-1428, passcode 583185, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-813-9403, passcode 983295.
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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, costs, liquidity, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;
•cyber-attacks, which, according to experts, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee, vendor, counterparty, or Company information; further, increased remote working arrangements have required enhancements and modifications to our information technology infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•our ability to manage our operations and maintenance costs;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, and climate change, and the related effects on supply, demand, and costs;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operational and mechanical hazards or interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

•our ability to recover the costs of natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;
•impact of potential impairment charges;
•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax, cybersecurity and other laws or regulations to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve in Oklahoma, Kansas and Texas, and economic conditions in these areas;
•acts of nature and naturally occurring disasters;
•political unrest and the potential effects of threatened or actual terrorism and war;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•changes in accounting standards;
•changes in corporate governance standards;
•existence of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled-labor;
•unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2025	2024
	(Thousands of dollars, except per share amounts)

Total revenues	$935,190	$758,320

Cost of natural gas	512,462	383,003

Operating expenses
Operations and maintenance	135,295	132,783
Depreciation and amortization	81,704	76,572
General taxes	25,230	20,102
Total operating expenses	242,229	229,457
Operating income	180,499	145,860
Other income, net	518	3,508
Interest expense, net	(35,697)	(31,357)
Income before income taxes	145,320	118,011
Income taxes	(25,901)	(18,694)
Net income	$119,419	$99,317

Earnings per share
Basic	$1.99	$1.75
Diluted	$1.98	$1.75

Average shares (thousands)
Basic	60,077	56,729
Diluted	60,266	56,800

Dividends declared per share of stock	$0.67	$0.66

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2025	2024
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$9,231,791	$9,124,134
Accumulated depreciation and amortization	2,493,171	2,478,261
Net property, plant and equipment	6,738,620	6,645,873
Current assets
Cash and cash equivalents	19,305	57,995
Restricted cash and cash equivalents	8,883	20,542
Total cash, cash equivalents and restricted cash and cash equivalents	28,188	78,537
Accounts receivable, net	446,807	408,448
Materials and supplies	87,981	91,662
Income tax receivable	53,624	53,624
Natural gas in storage	68,686	161,184
Regulatory assets	36,538	101,210
Other current assets	34,414	35,216
Total current assets	756,238	929,881
Goodwill and other assets
Regulatory assets	268,581	278,006
Securitized intangible asset, net	258,257	265,951
Goodwill	157,953	157,953
Pension and other postemployment benefits	44,366	42,882
Other assets	103,225	105,025
Total goodwill and other assets	832,382	849,817
Total assets	$8,327,240	$8,425,571

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)

	March 31,	December 31,
(Unaudited)	2025	2024
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 59,929,090 shares at March 31, 2025; issued and outstanding 59,876,861 shares at December 31, 2024	$599	$599
Paid-in capital	2,295,989	2,294,469
Retained earnings	888,449	809,606
Accumulated other comprehensive loss	(2)	(126)
Total equity	3,185,035	3,104,548
Other long-term debt, excluding current maturities, net of issuance costs	2,132,039	2,131,718
Securitized utility tariff bonds, excluding current maturities, net of issuance costs	238,363	253,568
Total long-term debt, excluding current maturities, net of issuance costs	2,370,402	2,385,286
Total equity and long-term debt	5,555,437	5,489,834
Current liabilities
Current maturities of other long-term debt	14	14
Current maturities of securitized utility tariff bonds	29,750	28,956
Notes payable	811,900	914,600
Accounts payable	175,898	261,321
Accrued taxes other than income	77,853	75,608
Regulatory liabilities	39,665	22,525
Customer deposits	54,923	56,243
Other current liabilities	87,395	99,009
Total current liabilities	1,277,398	1,458,276
Deferred credits and other liabilities
Deferred income taxes	921,360	891,738
Regulatory liabilities	457,126	467,563
Other deferred credits	115,919	118,160
Total deferred credits and other liabilities	1,494,405	1,477,461
Commitments and contingencies
Total liabilities and equity	$8,327,240	$8,425,571
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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Unaudited)	2025	2024
	(Thousands of dollars)
Operating activities
Net income	$119,419	$99,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,704	76,572
Deferred income taxes	19,146	16,247
Share-based compensation expense	3,656	3,117
Provision for doubtful accounts	2,331	1,675
Changes in assets and liabilities:
Accounts receivable	(40,690)	21,684
Materials and supplies	3,681	(2,700)
Natural gas in storage	92,498	76,646
Asset removal costs	(11,089)	(12,621)
Accounts payable	(72,871)	(68,117)
Accrued taxes other than income	2,245	(4,388)
Customer deposits	(1,320)	(4,123)
Regulatory assets and liabilities - current	73,872	(58,520)
Regulatory assets and liabilities - noncurrent	9,425	2,520
Other assets and liabilities - current	(11,650)	(39,312)
Other assets and liabilities - noncurrent	7,102	265
Cash provided by operating activities	277,459	108,262
Investing activities
Capital expenditures	(166,597)	(166,751)
Other investing expenditures	(2,427)	(1,259)
Other investing receipts	1,179	2,029
Cash used in investing activities	(167,845)	(165,981)
Financing activities
Borrowings (repayments) of notes payable, net	(102,700)	864,900
Repayment of other long-term debt	(4)	(773,000)
Repayment of securitized utility tariff bonds	(14,547)	(13,780)
Dividends paid	(40,153)	(37,336)
Tax withholdings related to net share settlements of stock compensation	(2,559)	(980)
Cash provided by (used in) financing activities	(159,963)	39,804
Change in cash, cash equivalents, restricted cash and restricted cash equivalents	(50,349)	(17,915)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	78,537	39,387
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$28,188	$21,472
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$36,268	$41,497
Cash paid (received) for state income taxes	$—	$(2,797)
Cash paid (received) for federal income taxes	$—	$—
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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
KGSS-I SECURITIZATION

In November 2022, Kansas Gas Service Securitization I, L.L.C. (KGSS-I) issued $336 million of securitized utility tariff bonds. KGSS-I used the proceeds from the issuance to purchase the Securitized Utility Tariff Property from Kansas Gas Service, pay for debt issuance costs, and reimburse Kansas Gas Service for upfront securitization costs paid on behalf of KGSS-I.

Revenues for the three months ended March 31, 2025, include $11.6 million associated with KGSS-I, which is offset by $7.8 million in operating and amortization expense and $3.8 million in net interest expense. Revenues were in line compared to the same period last year, which was offset by a $0.3 million increase in operating and amortization expense and a $0.3 million decrease in net interest expense.

The following table summarizes the impact of KGSS-I on the consolidated balance sheets, for the periods indicated:

	March 31,	March 31,
	2025	2024
	(Thousands of dollars)
Restricted cash and cash equivalents	$8,883	$20,542
Accounts receivable	5,341	4,659
Securitized intangible asset, net	258,257	265,951
Total assets	$272,487	$291,152
Current maturities of securitized utility tariff bonds	29,750	28,956
Accounts payable	169	319
Accrued interest	2,494	6,568
Securitized utility tariff bonds, excluding current maturities, net of discounts and issuance costs $4.7 million and $4.8 million, as of March 31, 2025 and December 31, 2024, respectively	238,363	253,568
Paid-in capital	1,680	1,681
Retained earnings	31	60
Total liabilities and equity	$272,487	$291,152

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

The following table summarizes the impact of KGSS-I on the consolidated statements of income, for the periods indicated:

	Three Months Ended
	March 31,
	2025	2024
	(Thousands of dollars)
Operating revenues	$11,637	$11,671
Operating expense	(110)	(111)
Amortization expense	(7,694)	(7,385)
Interest income	148	188
Interest expense	(3,944)	(4,327)
Income before income taxes	37	36
Income taxes	6	—
Net income	$43	$36

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ONE Gas Announces First Quarter 2025 Financial Results; Declares Second Quarter Dividend
May 5, 2025

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE

	Three Months Ended
	March 31,
(Unaudited)	2025	2024
	(Millions of dollars)
Natural gas sales	$870.4	$694.1
Transportation revenues	43.8	40.4
Securitization customer charges	11.6	11.7
Other revenues	9.4	12.1
Total revenues	935.2	758.3
Cost of natural gas	512.5	383.0
Operating costs	160.5	152.8
Depreciation and amortization	81.7	76.6
Operating income	$180.5	$145.9
Net income	$119.4	$99.3
Capital expenditures and asset removal costs	$177.7	$179.4

Volumes (Bcf)
Natural gas sales
Residential	58.9	52.4
Commercial and industrial	19.2	17.0
Other	1.2	1.1
Total sales volumes delivered	79.3	70.5
Transportation	65.3	63.4
Total volumes delivered	144.6	133.9

Average number of customers (in thousands)
Residential	2,125	2,110
Commercial and industrial	165	165
Other	3	3
Transportation	12	12
Total customers	2,305	2,290

Heating Degree Days
Actual degree days	5,513	4,741
Normal degree days	5,231	5,219
Percent colder (warmer) than normal weather	5%	(9)%

Statistics by State
Oklahoma
Average number of customers (in thousands)	934	928
Actual degree days	1,916	1,681
Normal degree days	1,797	1,800
Percent colder (warmer) than normal weather	7%	(7)%

Kansas
Average number of customers (in thousands)	659	656
Actual degree days	2,610	2,201
Normal degree days	2,486	2,460
Percent colder (warmer) than normal weather	5%	(11)%

Texas
Average number of customers (in thousands)	712	706
Actual degree days	987	859
Normal degree days	948	959
Percent colder (warmer) than normal weather	4%	(10)%
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